UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2013

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07. Submission of Matters to Vote of Security Holders.

On June 18, 2013, Manhattan Bridge Capital, Inc (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, stockholders:

•	Re-elected all the incumbent directors to serve until the next annual meeting of stockholders and their successors are elected and qualified;
•	Ratified the appointment of Hoberman, Goldstein & Lesser, P.C.as the Company’s independent auditors for the 2013 fiscal year;
•	Adopted a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers (“Executive Compensation”); and
•	Voted to hold an advisory vote to approve Executive Compensation every three years.

The specific votes with respect to aforementioned were as follows:

1.	Election of directors:

NAME	VOTES		BROKER NON-VOTES
	FOR	WITHHELD
Assaf Ran	2,853,026	97,719	1,005,483
Michael J. Jackson	2,853,426	97,319	1,005,483
Phillip Michals	2,853,026	97,719	1,005,483
Eran Goldshmit	2,853,026	97,719	1,005,483
Mark Alhadeff	2,878,424	72,321	1,005,483
Lyron Bentovim	2,853,026	97,719	1,005,483

2.	The ratification of Hoberman, Goldstein & Lesser, P.C.:

VOTES
FOR	AGAINST	ABSTAIN
3,927,478	8,080	20,670

3.	The non-binding advisory resolution approving Executive Compensation:

VOTES			BROKER NON-VOTE
FOR	AGAINST	ABSTAIN
2,827,558	88,325	18,662	1,021,683

4.	Frequency of the vote on Executive Compensation.

VOTES				BROKER NON-VOTE
1 YEAR	2 YEARS	3 YEARS	ABSTAIN
109,407	22,101	2,767,270	51,967	1,005,483

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: June 18, 2013	By:	/s/ Assaf Ran
	Name: Title:	Assaf Ran President and Chief Executive Officer